Exhibit 99.B(d)(47)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wells Capital Management, Inc.

As of September 30, 2003, as amended April 30, 2009

SEI Institutional Managed Trust

Core Fixed Income Fund

U.S. Fixed Income Fund

Agreed and Accepted:

SEI Investments Management Corporation		Wells Capital Management, Inc.

By:	/s/ Aaron C. Buser	By:	/s/ William C. Stevens

Name:	Aaron C. Buser	Name:	William C. Stevens

Title:	Vice President	Title:	Senior Portfolio Management & Co-Head

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Wells Capital Management, Inc.

As of September 30, 2003, as amended April 30, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Core Fixed Income Fund	x.xx	%
U.S. Fixed Income Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation		Wells Capital Management, Inc.

By:	/s/ Aaron C. Buser	By:	/s/ William C. Stevens

Name:	Aaron C. Buser	Name:	Aaron C. Buser

Title:	Vice President	Title:	Vice President